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                                                                      FD&H DRAFT
                                                               December 23, 1997



                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                          the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) December 31, 1997
                                                           -----------------

                                  BLYTH INDUSTRIES, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)

                Delaware                 1-13026             36-2984916
             ---------------           ------------      -------------------
             (State or other           (Commission         (IRS Employer
             jurisdiction of           File Number)      Identification No.)
             incorporation)


                 100 Field Point Road, Greenwich, Connecticut  06830
              ---------------------------------------------------------
              (Address of principal executive offices)       (Zip Code)

          Registrant's telephone number, including area code (203) 661-1926
                                                             --------------

                                  Not Applicable
            -------------------------------------------------------------
            (Former name or former address, if changed since last report)











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Item 2.  Acquisition or Disposition of Assets

(a) Pursuant to a Purchase Agreement, dated as of September 30, 1997, as amended by Amendment No. 1 thereto, dated as of December 31, 1997 (as so amended, the "Agreement"), Candle Corporation of America, a New York corporation ("Candle Corporation"), a subsidiary of Blyth Industries, Inc. (the "Company"), acquired all of the assets of the portable cooking and heating fuel business (the "Business") of the Institutional Products Division of Colgate-Palmolive Company, a Delaware corporation (the "Seller"). The consideration paid for the assets acquired was $70 million in cash (of which $15 million had been paid as a deposit in September
    1997), subject to adjustment as set forth in the Agreement. The consideration was negotiated at arms'-length by Candle Corporation and the Seller.

    The assets acquired by Candle Corporation include real property (consisting of the Business' manufacturing and distribution facilities in Texarkana, Texas), machinery and equipment, raw materials and inventories, books and records, and trademarks, patents and other intellectual property (including the brand names Sterno-Registered Trademark-, and Handy Fuel-Registered Trademark-). Candle Corporation also assumed certain liabilities of the Seller.

    The Company financed the transactions contemplated by the Agreement from the Company's existing available credit facilities with its syndicate of lenders for which Bank of America National Trust and Savings Association acts as administrative agent.

    The Agreement is attached as Exhibit 2.1, and such Agreement is incorporated by reference in its entirety herein. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement.

    Attached as Exhibit 99.1 is the Company's press release announcing the consummation of the transactions contemplated by the Agreement.

(b) Equipment or Other Physical Property

    Certain of the assets acquired by Candle Corporation pursuant to the Agreement constitute real property, plant, equipment or other physical property. Such assets have been used by the Seller in the Business. The Company intends to continue substantially the same use for such acquired assets.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a  Financial Statements of Business Acquired

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    It is currently impracticable for the Company to file with this Form 8-K the historical financial information of the Business required to be filed pursuant to the instructions to Form 8-K. Such financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed. The Company expects such financial information to be available in March 1998.

(b) Pro Forma Financial Information

    It is currently impracticable for the Company to file with this Form 8-K the pro forma financial information relative to the transactions contemplated by the Agreement that is required to be filed pursuant to the instructions to Form 8-K. Such pro forma financial information will be filed by amendment not later than 60 days after the date on which this Form 8-K must be filed. The Company expects such financial information to be available in March 1998.

(c) Exhibits

    2.1 Purchase Agreement, dated as of September 30, 1997, between Colgate-Palmolive Company and Candle Corporation of America, together with Amendment No. 1 thereto dated as of December 31, 1997 (schedules omitted -- the Company agrees to furnish a copy of any schedule to the Commission upon request)

    99.1      Press Release

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BLYTH INDUSTRIES, INC.



Date: January 2, 1998             By: /s/ Bruce D. Kreiger
                                      ----------------------------
                                      Name: Bruce D. Kreiger
                                      Title: Vice President &
                                              General Counsel

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